Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer
Jill Baker, Vice President of Investor Relations
+1-781-434-4118
     PAREXEL REPORTS SECOND QUARTER FISCAL YEAR 2010 FINANCIAL RESULTS
•	Service revenue of $284.7 million

•	GAAP diluted earnings per share of $0.06; non-GAAP earnings per share excluding restructuring of $0.26

•	Backlog of $2.31 billion and net book-to-bill of 1.41
Boston, MA, January 25, 2010 — PAREXEL International Corporation (NASDAQ: PRXL) today announced its financial results for the second quarter ended December 31, 2009.
For the three months ended December 31, 2009, PAREXEL’s consolidated service revenue increased 3.2% to $284.7 million compared with $275.8 million in the prior year period. Excluding the positive impact of foreign exchange of $14.0 million dollars in the quarter, revenue decreased approximately 2% from the prior year. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $18.7 million, or 6.6% of consolidated service revenue in the second quarter of Fiscal Year 2010, as compared with $7.7 million, or 2.8% of consolidated service revenue in the same period one year ago. Excluding the impact of restructuring related items in the quarter, as detailed below and in the attached financial tables, operating income was $26.9 million, or 9.5% of consolidated service revenue, in the second quarter of Fiscal Year 2010. This contrasts with non-GAAP operating income of $22.7 million, or 8.2% of consolidated service revenue, in the comparable quarter of the prior year (adjusted prior period numbers do not include the impact from a client’s default on a contract). GAAP net income for the quarter totaled $3.5 million, or $0.06 per diluted share, compared with net income of $5.2 million, or $0.09 per diluted share, for the quarter ended December 31, 2008. On a non-GAAP basis, excluding certain items in both periods that are detailed in the attached financial tables, net income for the second quarter was $15.1 million, or $0.26 per diluted share, as compared with net income of $13.1 million or $0.23 per share in the prior year period.
During the December 2009 quarter, the Company incurred net restructuring and related charges of $14.3 million, including costs for severance and the abandonment of facilities, as well as a $6.1 million charge for the impairment of an investment, partly offset by a recovery related to a prior charge. The impairment charge was a non-cash, non-tax deductible amount which caused the total impact of the charges to be $0.20 cents per diluted share rather than the previously-estimated $0.15 cents per diluted share.
On a segment basis, consolidated service revenue for the second quarter of Fiscal Year 2010 was $221.6 million in Clinical Research Services (CRS), $29.7 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $33.4 million in Perceptive Informatics, Inc.
For the six months ended December 31, 2009, consolidated service revenue was $544.5 million versus $538.9 million in the prior year period, an increase of 1.0%. GAAP operating income for the current six-month period was $37.2 million, or 6.8% of service revenue, compared with GAAP operating income of $29.7 million, or 5.5% of service revenue in the prior year period. Net income on a GAAP basis for the six months ended December 31, 2009 was $15.9 million, or $0.27 per diluted share, compared with GAAP net income of $18.8 million, or $0.32 per diluted share, in the prior year period. On a non-GAAP basis, excluding certain items in both periods that are detailed in the attached financial tables, operating income for the six months ended December 31, 2009 was $45.4 million, or 8.3% of consolidated service revenue, compared with $44.7 million, or 8.3% of consolidated service revenue in the comparable six-month period of the prior year. On a non-GAAP basis, excluding items in both periods that are detailed in the attached financial tables, net income for the six months ended December 31, 2009 was $27.6 million, or $0.47 per diluted share, as compared with net income of $26.7 million or $0.46 per share in the prior year period.
PAREXEL’s backlog was approximately $2.31 billion at the end of the December quarter, an increase of 15.1% year-over-year. The reported backlog included gross new business wins of $501.7 million, cancellations of $98.9 million, and a positive impact from foreign exchange rates of $33.9 million. The net book-to-bill ratio was 1.41 in the quarter (defined as gross new business less cancellations divided by service revenue).
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “Our results for the December quarter capped a solid and positive finish to a challenging year. A strong performance on the new business front drove substantive backlog gains, with increases across all three reporting segments. We also continued to improve operating margins, and expect further margin expansion in the coming quarters, as the benefits of restructuring activities and other productivity and efficiency initiatives begin to take hold.”
Mr. von Rickenbach continued, “We believe that our achievements on the new business front clearly derive from the successful execution of our strategy, which is to serve our clients as a leading expertise-based global provider of clinical development services and technologies. Market demand has been picking up across all geographies in the Late Phase portion of our Clinical Research Services business, as well as in our Perceptive Informatics segment. These demand trends should continue to drive further revenue growth and profitability improvement. Going forward, we anticipate that a number of broad industry dynamics will benefit PAREXEL, including the completion of several large pharmaceutical company mergers, increased partnering activities and outsourcing penetration rates, a return of funding to mid and small biopharma clients, and the heightened focus of our clients on moving promising compounds through the later stages of the development process.”
The Company issued forward-looking guidance for the third quarter of Fiscal Year 2010 (ending March 31, 2010), for Fiscal Year 2010 and for Calendar Year 2010 using recent exchange rates. Adjusted diluted earnings per share guidance numbers exclude restructuring and related charges. The Company expects to record an additional $14 million in restructuring charges during the third quarter of Fiscal Year 2010, equating to approximately $0.14 per diluted share. For the third quarter, the Company anticipates reporting consolidated service revenue in the range of $288 to $293 million, GAAP earnings per diluted share in the range of $0.11 to $0.14, and adjusted earnings per share of $0.25 to $0.28. For Fiscal Year 2010, consolidated service revenue is expected to be in the range of $1.125 to $1.145 billion, GAAP earnings per diluted share to be in the range of $0.66 to $0.72, and adjusted diluted earnings per share to be in the range of $1.00 to $1.06. (Previously issued guidance for Fiscal Year 2010 was for service revenue of $1.115 to $1.145 billion, GAAP diluted earnings per share of $0.60 to $0.70, and adjusted earnings per diluted share of $0.90 to $1.00). For Calendar Year 2010, consolidated service revenue is expected to be in the range of $1.175 to $1.215 billion, GAAP earnings per diluted share are projected to be in the range of $0.91 to $1.05, and adjusted earnings per share are projected to be in the range of $1.05 to $1.19. (Previously issued guidance for Calendar Year

2010 was for service revenue of $1.170 to $1.215 billion, GAAP earnings per diluted share of $0.85 to $1.00, and adjusted earnings per diluted share of $1.00 to $1.15).
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
A conference call to discuss PAREXEL’s second quarter earnings, business, and financial outlook will begin at 10:00 a.m. ET on Tuesday, January 26, 2010 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 706-758-4950 and ask to join the PAREXEL quarterly conference call.
Certain trended financial information may be found in the Investor Relations section of the Company’s website under the “Additional Financials” section.
About the Company
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, medical communications and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 71 locations throughout 50 countries around the world, and has approximately 9,200 employees. For more information about PAREXEL International visit www.PAREXEL.com.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the third quarter of Fiscal Year 2010, Fiscal Year 2010, and Calendar Year 2010. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,”

“estimates,” “projects,” “will,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings, including the anticipated restructuring charge of approximately $30 million over the second and third quarters of Fiscal Year 2010; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 as filed with the SEC on November 6, 2009 which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Three Months Ended				Three Months Ended
	December 31, 2009				December 31, 2008
(in thousands, except per share data)	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Service revenue	$284,731			$284,731	$275,846			$275,846
Reimbursement revenue	53,249			53,249	48,155			48,155

Total revenue	337,980			337,980	324,001			324,001

Costs and expenses:
Direct costs	178,237			178,237	177,295			177,295
Reimbursable out-of-pocket expenses	53,249			53,249	48,155			48,155
Selling, general and administrative	64,498			64,498	62,062			62,062
Depreciation	13,151	(514	)(a)	12,637	11,305			11,305
Amortization	2,447			2,447	2,474			2,474
Other (benefit) charge	(1,144)	1,144	(b)	—	15,000	(15,000	)(b)	—
Restructuring expense	8,831	(8,831	)(a)	—	—			—

Total costs and expenses	319,269	(8,201)		311,068	316,291	(15,000)		301,291

Income from operations	18,711	8,201		26,912	7,710	15,000		22,710

Other (expense) income	(9,944)	6,142	(c)	(3,802)	2,642			2,642

Income before income taxes	8,767	14,343		23,110	10,352	15,000		25,352

Provision for income taxes	5,317	2,667	(d)	7,984	5,144	7,080		12,224
Effective tax rate	60.6%			34.5%	49.7%			48.2%

Net income	$3,450	$11,676		$15,126	$5,208	$7,920		$13,128

Earnings per common share:

Basic	$0.06			$0.26	$0.09			$0.23
Diluted	$0.06			$0.26	$0.09			$0.23

Shares used in computing earnings per common share:
Basic	57,933			57,933	57,634			57,634
Diluted	58,073			58,073	57,634			57,634

(a)	Restructuring charges pursuant to plans announced or implemented in Q2 FY10 include $0.5 million of accelerated depreciation on abandoned facilities, $5.2 million of facililty-related costs and $3.6 million in severance costs.

(b)	Release of $1.1 million in certain reserves related to the $15 million wind-down costs and bad debt expense established in Q2 FY09 for a client contract default.

(c)	Investment impairment charge.

(d)	Tax benefit associated with items a-c.

Balance Sheet Information	Preliminary
	Dec. 31,	June 30,	Dec. 31,
	2009	2009	2008
Billed accounts receivable, net	$250,378	$251,174	$259,065
Unbilled accounts receivable, net	248,778	230,146	202,019
Deferred revenue	(287,930)	(266,453)	(238,370)

Net receivables	$211,226	$214,867	$222,714

Cash and marketable securities	$118,847	$96,352	$63,678
Working capital	$198,461	$191,705	$143,788
Total assets	$1,246,994	$1,224,461	$1,123,131
Short-term borrowings	$32,077	$32,090	$50,424
Long-term debt	$220,330	$247,083	$226,871
Stockholders’ equity	$441,229	$414,745	$373,546

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Six Months Ended				Six Months Ended
	December 31, 2009				December 31, 2008
(in thousands, except per share data)	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Service revenue	$544,494			$544,494	$538,892			$538,892
Reimbursement revenue	101,024			101,024	104,661			104,661

Total revenue	645,518			645,518	643,553			643,553

Costs and expenses:
Direct costs	345,066			345,066	348,659			348,659
Reimbursable out-of-pocket expenses	101,024			101,024	104,661			104,661
Selling, general and administrative	124,851			124,851	119,787			119,787
Depreciation	24,720	(514	)(a)	24,206	21,234			21,234
Amortization	4,983			4,983	4,509			4,509
Other (benefit) charge	(1,144)	1,144	(b)	—	15,000	(15,000	) (b)	—
Restructuring expense	8,831	(8,831	)(a)	—	—			—

Total costs and expenses	608,331	(8,201)		600,130	613,850	(15,000)		598,850

Income from operations	37,187	8,201		45,388	29,703	15,000		44,703

Other (expense) income	(10,724)	6,142	(c)	(4,582)	1,964			1,964

Income before income taxes	26,463	14,343		40,806	31,667	15,000		46,667

Provision for income taxes	10,572	2,667	(d)	13,239	12,840	7,080		19,920
Effective tax rate	40.0%			32.4%	40.5%			42.7%

Net income	$15,891	$11,676		$27,567	$18,827	$7,920		$26,747

Earnings per common share:
Basic	$0.27			$0.48	$0.33			$0.46
Diluted	$0.27			$0.47	$0.32			$0.46

Shares used in computing earnings per common share:
Basic	57,874			57,874	57,552			57,552
Diluted	58,104			58,104	58,171			58,171

(a)	Restructuring charges pursuant to plans announced or implemented in Q2 FY10 include $0.5 million of accelerated depreciation on abandoned facilities, $5.2 million of facililty-related costs and $3.6 million in severance costs.

(b)	Release of $1.1 million in certain reserves related to the $15 million wind-down costs and bad debt expense established in Q2 FY09 for a client contract default.

(c)	Investment impairment charge.

(d)	Tax benefit associated with items a-c.

PAREXEL International Corporation
Segment Information
Unaudited

	Three Months Ended	Three Months Ended
(in thousands)	December 31, 2009	December 31, 2008
Clinical Research Services (CRS)

Service revenue	$221,570	$200,934
% of total service revenue	77.8%	72.8%
Gross profit	$82,419	$70,207
Gross margin % of service revenue	37.2%	34.9%

PAREXEL Consulting & Medical Communications Services (PCMS)

Service revenue	$29,731	$31,931
% of total service revenue	10.4%	11.6%
Gross profit	$10,749	$11,164
Gross margin % of service revenue	36.2%	35.0%

Perceptive Informatics, Inc. (PII)

Service revenue	$33,430	$42,981
% of total service revenue	11.8%	15.6%
Gross profit	$13,326	$17,180
Gross margin % of service revenue	39.9%	40.0%

Total service revenue	$284,731	$275,846
Total gross profit	$106,494	$98,551
Gross margin % of service revenue	37.4%	35.7%

Revenue by Geography

The Americas	$108,913	$121,560
Europe, Middle East & Africa	142,459	131,533
Asia/Pacific	33,359	22,753

Total service revenue	$284,731	$275,846

Quarterly Supplemental Financial Data

Total revenue	$337,980	$324,001
Investigator fees	50,672	48,739

Gross revenue	$388,652	$372,740

Days sales outstanding	50	55

Capital expenditures	14,454	21,388

PAREXEL International Corporation
Segment Information
Unaudited

	Six Months Ended	Six Months Ended
(in thousands)	December 31, 2009	December 31, 2008
Clinical Research Services (CRS)

Service revenue	$423,894	$403,757
% of total service revenue	77.9%	74.9%
Gross profit	$155,461	$141,128
Gross margin % of service revenue	36.7%	35.0%

PAREXEL Consulting & Medical Communications Services (PCMS)

Service revenue	$58,552	$62,042
% of total service revenue	10.8%	11.5%
Gross profit	$21,139	$21,112
Gross margin % of service revenue	36.1%	34.0%

Perceptive Informatics, Inc. (PII)

Service revenue	$62,048	$73,093
% of total service revenue	11.3%	13.6%
Gross profit	$22,828	$27,993
Gross margin % of service revenue	36.8%	38.3%

Total service revenue	$544,494	$538,892
Total gross profit	$199,428	$190,233
Gross margin % of service revenue	36.6%	35.3%

Revenue by Geography

The Americas	$210,514	$223,891
Europe, Middle East & Africa	271,999	271,920
Asia/Pacific	61,981	43,081

Total service revenue	$544,494	$538,892